UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed by United States Cellular Corporation (“U.S. Cellular”) to report a change in its Chief Accounting Officer effective May 17, 2011.  The following responds to each of the requirements under Item 5.02 (b) and (c):

(b)           On May 17, 2011, Kenneth R. Meyers was appointed Vice President and Assistant Treasurer of U.S. Cellular and ceased to be its Chief Accounting Officer.

(c) (1)      On May 17, 2011, Douglas D. Shuma was appointed Chief Accounting Officer of U.S. Cellular, to hold such office until his successor is chosen and shall qualify or until his earlier resignation or removal.

(2)           Mr. Shuma is 50 years old.  Mr. Shuma is the Senior Vice President and Controller of Telephone and Data Systems, Inc. (“TDS”), the parent company of U.S. Cellular.  On May 17, 2011, Mr. Shuma was also appointed Chief Accounting Officer of TDS Telecommunications Corporation, a wholly-owned subsidiary of TDS.

There is no executory arrangement or understanding between Mr. Shuma and any other person pursuant to which he was selected to serve in any office.

Mr. Shuma has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.

Mr. Shuma has been Senior Vice President and Controller of TDS since September 1, 2007.  Prior to that time, Mr. Shuma was a consultant at Douglas Financial Consultants, a private accounting consulting company that he founded, since 2006.  Before that time, he was the Vice President and Controller of Baxter International Inc., a global supplier of medical instruments and supplies (NYSE: BAX), for more than five years.  Mr. Shuma is a Certified Public Accountant (inactive).

Mr. Shuma is not, and has not been during the past five years, a director in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Since the beginning of 2010, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its affiliates was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Shuma or any of his immediate family members had or will have a direct or indirect material interest (other than compensation that is not required to be reported herein under item 5(a)(ii) of the Instructions to Item 404(a) of Regulation S-K).

(3)           U.S. Cellular did not enter into or amend any material plan, contract or arrangement to which Mr. Shuma is a party or in which he participates or make any grant or award to Mr. Shuma or modification thereto in connection with the foregoing actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	May 19, 2011

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance,
Chief Financial Officer and Treasurer